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                             UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): August 10, 1995




                  THE NORTH CAROLINA RAILROAD COMPANY
         (Exact name of registrant as specified in its charter)


                             North Carolina
             (State or other jurisdiction of incorporation)


            0-15768                               56-6003280
      (Commission File Number)         (IRS Employer Identification No.)


      234 Fayetteville Street Mall, Suite 600
      P. O. Box 2248
      Raleigh, North Carolina                                            27602
      (Address of principal executive offices)                      (Zip Code)


                             (919) 829-7355
          (Registrant's telephone number, including area code)

                    This document contains 32 pages.



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      Item 5.  Other Events

            On August 10, 1995, the Board of Directors of the Registrant approved a Lease Extension Agreement in the form attached as an exhibit hereto (the "Lease Extension"). The Lease Extension will extend the terms of (i) the lease dated August 16, 1895 between the Registrant and Norfolk Southern Railway Company, formerly known as Southern Railway Company ("NSR"), as amended and supplemented thereafter (the "1895 Lease") and (ii) the lease dated August 30, 1939, as amended and supplemented thereafter, between Atlantic and North Carolina Railroad Company (merged into the Registrant in 1989) and Atlantic and East Carolina Railway Company, a wholly owned subsidiary of NSR ("AECR") (the "1939 Lease").

            The 1895 Lease and the 1939 Lease are collectively referred to hereinafter as the "Leases". NSR and AECR are hereinafter referred to as "Norfolk Southern."

            It is expected that all required corporate approvals of the Lease Extension by Norfolk Southern will be obtained before the end of August, at which time the Lease Extension will be executed and delivered into escrow. The Lease Extension will not be effective until certain conditions occur, but upon the occurrence of such conditions effectiveness shall be retroactive to January 1, 1995. Conditions to effectiveness include (i) approval or exemption from approval from the Interstate Commerce Commission and any successor entity, (ii) obtaining all required governmental and corporate approvals and (iii) the expiration or termination of any existing court-ordered injunctions (of which currently there are none). The interim agreement whereby Norfolk Southern is continuing to operate over the properties of the Registrant upon expiration of the Leases as of the end of 1994 is expected to continue until the Lease Extension becomes effective.

            The Registrant is required by North Carolina law to obtain approval of (i) the shareholders of the Registrant and (ii) the Governor and the Council of State of the State of North Carolina, before the Lease Extension can be effective. The Registrant intends to hold a meeting of its shareholders as soon as practicable to consider approval of the Lease Extension. The timing of that meeting will depend upon the time it requires for the Registrant to comply with applicable proxy solicitation rules, but the Registrant believes a shareholders' meeting can be held near the end of the fourth quarter of this year.

            Four shareholder derivative legal actions were filed following public announcement during November of 1994 of tentative agreement by the Registrant and Norfolk Southern on several terms of the Lease Extension. These legal actions seek to enjoin the Lease Extension. In addition, one or more shareholders of the Registrant have indicated their intention to organize a boycott of the shareholders' meeting to be called to approve the Lease Extension.

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      The bylaws of the Registrant provide that, in order to constitute a quorum for a shareholders' meeting, the presence at the meeting, either in person or by proxy, of the holders of a majority of the shares of stock of the Registrant is required, excluding for this calculation shares of stock of the Registrant owned by the State of North Carolina. If the threatened boycott results in fewer than a majority of the shares other than the State attending the meeting, no vote can be taken to approve the Lease Extension. Consequently, there can be no assurance that the Lease Extension will ever become effective.

            Set forth below is a summary of some of the material terms of the Lease Extension, which summary should be read in conjunction with the complete terms of the Lease Extension, a copy of which is included as an exhibit hereto and is incorporated herein in its entirety.


      (1) The base annual rental under the Lease Extension is eight million dollars ($8,000,000) for the period from January 1, 1995 through December 31, 1995. Following effectiveness of the Lease Extension Norfolk Southern will pay the Registrant the amount by which (i) annual accrued rental payments ($8 million during 1995), plus interest at the 90-day U. S. Treasury bill rate for the period commencing January 1, 1995 and ending on the date Norfolk Southern pays, exceeds (ii) the amounts paid to the Registrant by Norfolk Southern for use of the Registrant's property for the period between December 31, 1994 and the effective date of the Lease Extension.

      (2) Annual base rent for 1996 and each year thereafter will be adjusted each year to account for inflation during the preceding calendar year according to the implicit price deflator for the gross domestic product (IPD-GDP); however, in no event, shall the base annual rental for any calendar year be less than eight million dollars ($8,000,000) and the base rent adjustment in any year cannot exceed the sum of:
            (i) four (4%) percent of the base rent for the preceding year, plus (ii) seventy-five (75%) percent of the inflation factor in excess of four (4%) percent.

      (3)   The Leases are extended for an additional term of thirty
            (30) years, through December 31, 2024 and are extendable for an additional twenty (20) years at the option of Norfolk Southern. Exercise of the twenty-year extension option requires that Norfolk Southern pay an option fee equal the lesser of (i) twenty-five (25%) percent of the base rent in effect during the year prior to Norfolk Southern giving notice to exercise its extension option or (ii) $5 million.

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      (4)   Norfolk Southern will make a one-time payment to the
            Registrant of five million dollars ($5,000,000) in exchange for the Registrant's release of Norfolk Southern from its obligation to return to the Registrant certain personal property upon expiration of the Leases.

      (5) Approximately 317 miles of railroad property (including the uniform railroad right of way and certain improvements, yard areas, and other structures situated adjacent to, under or along the lines) located between Morehead City and Charlotte, North Carolina, are covered by the Lease Extension. The Registrant has the right, however, to have certain properties outside the uniform right-of-way not used in operating a railroad released from the Leases. Norfolk Southern's rental payments will not be reduced if the Registrant exercises this right. This right will continue for a period of two years after the effective date of the Lease Extension. The Registrant intends to exercise its right to have released from the Leases those properties it determines have income-generating potential in excess of projected expenses. The Registrant estimates that such properties are producing less than $100,000 of lease income annually.

      (6) Norfolk Southern is required to pay to the Registrant seventy-five (75%) of any revenues (in excess of de minimus amounts) obtained by Norfolk Southern for longitudinal leases and licenses granted by Norfolk Southern to third parties for certain fiber optic or other uses.


      (7) The Lease Extension contains extensive provisions governing the rights and obligations of the parties for various environmental liabilities and expenses.

      (8) Norfolk Southern continues to have the obligation to maintain the leased railroad lines and facilities, to fulfill all railroad common carrier duties pertaining to the leased railroad lines and to pay for all expenditures related to the operation of the leased properties.

            Except as modified or supplemented by the Lease Extension, the terms of the Leases continue in force and effect. The Lease Extension does not affect the lease dated December 31, 1968 (the "1968 Charlotte Lease") between the Registrant and Norfolk Southern, which will continue without change until its December 31, 2067 expiration date. The 1968 Charlotte Lease covers three parcels of land in Charlotte, North Carolina, for which the Registrant receives $81,319 in rental payments annually.

                                   4

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            Norfolk Southern beneficially owns 113,855 shares of the stock of the Registrant, which represents an ownership interest of 2.7% of the Registrant. Further, the Registrant owns approximately 9.6% of the outstanding common stock of the State University Railroad Company, the majority of which is owned by Norfolk Southern.

            On August 10, 1995 the Board of Directors of the Registrant also voted to cause the Registrant to elect Real Estate Investment Trust ("REIT") status for income tax purposes. The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This deduction for distributions paid to stockholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level when earned and once again at the stockholder level when distributed) that usually results from investment in a corporation. The Registrant has received an opinion of counsel that the Registrant will qualify as a REIT although the timing of the REIT election may be affected by the receipt of the $5 million payment under the Lease Extension. The Registrant will apply for a ruling from the Internal Revenue Service that the receipt of the $5 million payment under the Lease Extension will not prevent the Registrant from qualifying as a REIT effective as of January 1 of the year of receipt of such payment. If the ruling is not granted and the payment is received in 1995, then the Registrant expects to qualify as a REIT effective as of January 1, 1996. If the ruling is not granted and the payment is not received in 1995, then the Registrant expects to qualify as a REIT effective as of January 1 of the tax year following the year of receipt of the payment.


      Item 7.  Financial Statements and Exhibits.

      (c) (1) Lease Extension Agreement to be effective as of January 1, 1995, between the Registrant, Norfolk Southern Railway Company and Atlantic and East Carolina Railway Company.

          (2) Lease dated August 16, 1895 between the Registrant and Southern Railway Company filed as Exhibit 3 (a) to the Registrant's Form 10 filed with the Securities and Exchange Commission on April 27, 1987, which is incorporated by reference herein.

          (3) Lease dated August 30, 1939 between the Atlantic and North Carolina Railroad and Atlantic East Carolina Railway Company filed as Exhibit 28 (h) to the Registrant's Form S-4 filed with the Securities and Exchange Commission on July 20, 1989, which is incorporated by reference herein.

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                               SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE NORTH CAROLINA RAILROAD COMPANY



      Date:   August 18, 1995             By: /s/ J. Melville Broughton Jr.
                                                Vice President and Director


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                                    EXHIBIT INDEX


      Exhibit No.                   Description


      (c) (1) Lease Extension Agreement to be effective as of January 1, 1995 between North Carolina Railroad Company, Norfolk Southern Railway Company and Atlantic and East Carolina Railway Company.

      (c) (2) Lease dated August 16, 1895 between the Registrant and Southern Railway Company filed as Exhibit 3 (a) to the Registrant's Form 10 filed with the Securities and Exchange Commission on April 27, 1987, which is incorporated by reference herein.

      (c) (3) Lease dated August 30, 1939 between the Atlantic and North Carolina Railroad and Atlantic East
                        Carolina Railway Company filed as Exhibit 28 (h) to the Registrant's Form S-4 filed with the Securities and Exchange Commission on July 20,
                        1989, which is incorporated by reference herein.


                                   7

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                           --Exhibit (c)(1)--

                       LEASE EXTENSION AGREEMENT


            THIS LEASE EXTENSION AGREEMENT (hereinafter "Extension"), dated the 1st day of January, 1995, by and among NORTH CAROLINA RAILROAD COMPANY (hereinafter "Lessor"), a North Carolina corporation, NORFOLK SOUTHERN RAILWAY COMPANY (hereinafter "NSR"), a Virginia corporation, and ATLANTIC AND EAST CAROLINA RAILWAY COMPANY (hereinafter "A&EC"), a North Carolina corporation (NSR and A&EC being sometimes referred to collectively hereinafter as "Lessees").

            WHEREAS, Lessor and Southern Railway Company (hereinafter "Southern") entered into that lease dated August 16, 1895, a true copy of which is attached hereto as Exhibit A and incorporated by reference herein;

            WHEREAS, Lessor and Southern entered into certain supplements or amendments to the aforesaid 1895 lease agreement (the aforesaid 1895 lease agreement, as heretofore supplemented or amended, is referred to hereinafter as "1895 Lease");

            WHEREAS, Atlantic and North Carolina Railroad Company (hereinafter "ANC"), as lessor, a North Carolina corporation, and A&EC, a wholly owned subsidiary of NSR, as lessee, entered into that Lease and Indenture dated August 30, 1939, a true copy of which is attached hereto as Exhibit B and incorporated by reference herein;

            WHEREAS, ANC and A&EC entered into certain supplements or amendments to the aforesaid 1939 Lease and Indenture, the last of which supplements provided A&EC the option to continue the aforesaid 1939 Lease and Indenture through the end of 1994, and that option was properly exercised by registered mail notice, dated July 5, 1963, received August 1, 1963 (the aforesaid 1939 Lease and Indenture, as heretofore supplemented or amended, is referred to hereinafter as "1939 Lease");

            WHEREAS, effective September 29, 1989, ANC was merged into Lessor;

            WHEREAS, effective December 31, 1990, Southern changed its name to Norfolk Southern Railway Company; and

            WHEREAS, the Lessor, NSR and A&EC wish to provide herein for the extension of the 1895 Lease and the extension of the 1939 Lease, upon and subject to the terms, conditions and provisions hereinafter recited;

            NOW THEREFORE, in consideration of the commitments and undertakings recited below, the parties hereto do hereby covenant and agree as follows:

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            FIRST: TERM (LENGTH) OF EXTENSION AND RENEWAL.  The aforesaid 1895
      Lease, as herein supplemented, and the aforesaid 1939 Lease, as herein supplemented, are each hereby extended for a further term of thirty (30) years, through December 31, 2024. NSR and A&EC may extend for an additional twenty (20) years the term of the 1895 Lease, as herein supplemented, and the term of the 1939 Lease, as herein supplemented, through December 31, 2044, by paying Lessor the lesser of (a) one fourth of the Base Rental (as hereinafter defined) for the calendar year preceding the notice, and (b) FIVE MILLION DOLLARS ($5,000,000) as additional rent and serving written notice of such renewal upon Lessor, said payment and written notice to be delivered to Lessor at least twenty-four (24) months prior to January 1, 2025.


            NSR and A&EC may exercise the above-stated options to renew only if both NSR and A&EC exercise their respective options to renew.

            As used in this Extension, "Leased Properties" shall mean the properties which are: (i) included within the leaseholds as of December 31, 1994, under the 1895 Lease or under the 1939 Lease; or (ii) which then or thereafter are or become additions to the properties leased under the 1895 Lease, as herein supplemented, or under the 1939 Lease, as herein supplemented; or (iii) which during any period of continued use by NSR or A&EC of the premises leased from Lessor to the Lessees following termination of the Extension and any renewal are the properties or become additions to the properties which were leased under the 1895 Lease, as herein supplemented, or are the properties or become additions to the properties which were leased under the 1939 Lease, as herein supplemented.

            SECOND: BASE RENTAL. The total amount of the base annual rental payable to Lessor under both of the leases herein extended (hereinafter "Base Rental") for the period January 1, 1995 through December 31, 1995, shall be EIGHT MILLION DOLLARS ($8,000,000). For each calendar year thereafter, the Base Rental shall be adjusted as described in the following formula, except that in no event shall the Base Rental be less than EIGHT MILLION DOLLARS ($8,000,000), and in no event will any increase or decrease in the Base Rental for any year exceed the sum of
      (i) an amount equal to four percent (4%) of the Base Rental applicable for the immediately preceding year as determined under the following formula, and (ii) seventy-five percent (75%) of that amount of any increase or decrease in Base Rental determined under said formula which is in excess of the aforesaid four percent (4%) amount described in (i) above:

                  Subject to the restrictions on increases in and decreases of Base Rental set forth above in this Article SECOND, for 1996 and subsequent calendar years the Base Rental shall be an amount

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                  calculated by multiplying the prior year's Base Rental
                  by the "Factor", obtained by dividing the Implicit Price Deflator for Gross Domestic Product ("IPD-GDP") for the calendar year preceding the prior calendar year by the IPD-GDP for the calendar year preceding that calendar year. For any given calendar year, the denominator of the fraction used to calculate the Factor will be the same as the numerator of the fraction used to calculate the immediately prior year's Factor. The calculations of the Factor to be applied to the immediately prior year's Base Rental shall be carried out to five places to the right of the decimal with the sixth place to the right of the decimal rounded up if five or a higher number and rounded down if four or a lower number. Presently, IPD-GDP is developed by the United States Department of Commerce, Bureau of Economic Analysis and is reported in the publication Economic Indicators prepared for the Joint Economic Committee by the Council of Economic Advisors. The denominator of the initial Factor will utilize the IPD-GDP for 1993, as published in the July 1994 issue of Economic Indicators, and the numerator of the initial Factor will be the IPD-GDP for 1994, as published in the July 1995 issue of Economic Indicators.

      If during the term of this Extension, including any renewal period, the IPD-GDP is no longer published, the Lessor, NSR and A&EC will attempt in good faith to agree upon a replacement index. If Lessor, NSR and A&EC are unable to agree upon such replacement index, either party may apply to any North Carolina Superior Court for the designation of a replacement index.

            Base Rental will be paid by NSR and/or A&EC to Lessor, without set-off or reduction, in monthly installments not later than the 15th day of each month. In the event of any late payment of a monthly installment of Base Rental, NSR and/or A&EC will pay an additional rental equal to an amount determined by: (i) multiplying the monthly rental installment by 10%; (ii) dividing the result of that multiplication by 365; and (iii) multiplying the result obtained in (ii) by the number of days such monthly installment of Base Rental is overdue. Further, if in any calendar year the Lessees (a) have failed to pay timely a single monthly installment of Base Rental for that calendar year within twenty (20) days of receipt of written notice from Lessor that payment thereof is overdue; or (b) have failed for a second time to pay timely a monthly installment of Base Rental for that

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      calendar year and that overdue monthly installment is not paid within ten (10) days of receipt of written notice from Lessor that payment thereof is overdue; or (c) have failed for a third time or more times to pay timely a monthly installment of Base Rental for that calendar year, then, they will pay to Lessor, as additional rent, three (3) percent of the amount of that overdue monthly installment of Base Rental. Notwithstanding the preceding terms and provisions of this Article SECOND, payment of any installment payment(s) of Base Rental hereunder will be deferred until five (5) business days after: (i) all requisite governmental and corporate approvals for this Extension have become effective or have been satisfied; (ii) this Extension has been fully executed and delivered; and (iii) any court orders enjoining the implementation of this Extension have expired or are no longer in effect. Base Rental payable from the period beginning January 1, 1995 shall be due five (5) business days after all corporate and governmental approvals necessary for this Extension have become effective or have been satisfied, and shall include, as additional rent, interest on each monthly installment of Base Rental from the date it would have been due had the obligation to commence payment of monthly installments of Base Rental commenced January 1, 1995, to the date payment thereof is made, with the interest rate for such initial payment of Base Rental being the same as the interest rate set forth in Article THIRD hereof. Nothing in this Article SECOND pertaining to or calling for the payment of interest or additional rent for an overdue monthly payment of Base Rental shall be construed to be a waiver or an acceptance by Lessor for such payment to be overdue, and Lessor retains all rights it has for nonpayment or late payment of rent.

            THIRD: $5,000,000.00 PAYMENT. NSR, on its behalf and on behalf of A&EC and for the consideration set forth hereinafter in this Article THIRD, hereby promises to pay Lessor the sum of FIVE MILLION DOLLARS ($5,000,000), plus interest at the ninety (90) day U.S. Treasury bill rate as of January 1, 1995. Said interest shall accrue from January 1, 1995 until the said FIVE MILLION DOLLARS ($5,000,000.00) is paid. Said FIVE MILLION DOLLARS ($5,000,000.00) and the aforesaid interest thereon shall be due within five (5) business days from the date: (i) all requisite corporate and governmental approvals for this Extension have become effective or have been satisfied; (ii) this Extension has been fully executed and delivered; and (iii) any court orders enjoining the implementation of this Extension have expired or are no longer in effect. In consideration of said payment Lessor hereby agrees that each and every obligation NSR or A&EC may have under the 1895 Lease or the 1939 Lease with respect to or in any manner connected with the use, depreciation, maintenance, repair, renewal, replacement or return to Lessor of locomotives, railroad cars, and those other items of personal property which are not customarily located or used on the Leased Properties during any part of at least ten months of any consecutive twelve month

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      period during the ten years preceding termination of this
      Extension and any renewal is hereby deleted from the 1895 Lease and from the 1939 Lease and will be of no further force or effect.

            FOURTH: CONFIDENTIALITY AGREEMENT. Except as may be otherwise agreed between Lessor and Lessees, all documents and records (the "information") shared between the parties pursuant to this Extension shall not be disclosed to third parties without first obtaining the written consent of the party providing the information to another party hereto. However, Lessor or Lessees may disclose the information to third parties if the information is publicly available or if disclosure is recommended or required under applicable laws, rules, or regulations, including, without limitation, securities laws.

            FIFTH: LESSOR NON-OPERATING PROPERTIES. Lessor, NSR and A&EC hereby agree that the term "Current NCRR Non-Operating Properties" as used herein means those properties owned by Lessor and described on Exhibit C attached hereto and incorporated herein by reference. The Current NCRR Non-Operating Properties may, at Lessor's option (to be exercised by written notice to the Lessees within 24 months of the date:
      (i) all requisite corporate and governmental approvals necessary for this Extension have become effective or have been satisfied; (ii) this Extension has been fully executed and delivered; and (iii) any court orders enjoining the implementation of this Extension have expired or are no longer in effect), be deleted from the leaseholds described in the 1895 Lease, as herein supplemented, and from the 1939 Lease, as herein supplemented, and to the extent that option is exercised, such Current NCRR Non-Operating Properties at such time shall be released or returned by the lessee to Lessor free and clear of the encumbrance of these leases and any other interest of NSR, A&EC or any of their affiliates, along with all rents received by NSR or A&EC for such properties from January 1, 1995, after subtracting any property taxes and normal maintenance paid or to be paid by NSR and/or A&EC applicable to any period from and after January 1, 1995. Said Current NCRR Non-Operating Properties shall be returned and/or released to Lessor free of any railroad common carrier obligations. If after this Extension is executed any additional non-operating outparcels (parcels not within the railroad right-of-way or existing railroad yards) are identified which are not used by the lessee thereof and said lessee of such outparcels does not reasonably anticipate future use thereof for railroad purposes by it or by a rail-served customer, then, upon written request of Lessor, the lessee thereof will release such outparcels to Lessor in accordance with the terms of this Article FIFTH. Also excluded from the 1895 Lease, as herein supplemented, is that property subject to an agreement between NCRR and the Chatham Rail Road Company dated November 25, 1862 consisting of up to 100 feet in width of Lessor's right of way between Boylan and Fetner, North Carolina.

                                   12

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            If CSX Transportation, Inc., or any of its affiliates, assignees, or successors (referred to collectively herein as "CSX"), is permitted use of tracks or railroad right-of-way between Boylan and Fetner, North Carolina included in the Leased Properties, whether by sublease, trackage rights, or other agreement or arrangement during the term of this Extension and any renewal, NSR shall pay Lessor, as additional annual rental (in addition to the Base Rental to be paid Lessor under Article SECOND hereof) at the rate per annum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) if such use occurs in 1995, and an amount adjusted in accordance with the provisions in Article SECOND hereof for any such use by CSX during any subsequent year, using TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) as the base for such adjustment. Such additional annual rental shall be payable by NSR, pro rata, 30 days prior to any such use by CSX, if such use begins on a date other than on January 1 of any year, and such annual rental shall be paid by NSR to Lessor in monthly installments, in addition to and together with the installments of Base Rental to be paid under Article SECOND hereof.

            SIXTH: RIGHT TO POSSESSION. Subject to Lessor's rights of inspection set forth in I(l) of Article FIFTEENTH hereof and incorporated in II(g) of Article FIFTEENTH hereof and the inspection provisions of Article EIGHTEENTH hereof, during the extensions provided for hereinabove and any renewals thereof, NSR and A&EC shall each have complete possession of and control over railroad operations over the properties and lines of railroad leased to it by Lessor to the extent of Lessor's interest therein, except as explicitly limited herein. During the term of the Extension and any renewal thereof, NSR and A&EC shall promptly and completely fulfill all railroad common carrier duties pertaining to the leased lines, including any railroad common carrier duties Lessor may have with respect to the leased lines.

            SEVENTH: SUBLEASE AND DISCONTINUANCE. Subject to obtaining any requisite governmental approvals or authorizations, from and after January 1, 2003, NSR and A&EC may from time to time sublease (but may not assign) to another railroad all or any part or parts of the leased railroad lines lying easterly of the westerly corporate limits of Raleigh, North Carolina, subject to the following restrictions:

            1. Before effecting any such sublease, the holder of the leasehold under the pertinent lease (NSR or A&EC) will provide Lessor with at least 18 months' advance written notice of its intent to effect a sublease;

            2. Every such sublease will be made expressly subject to all lease obligations of the lessee under the pertinent lease which cover the segment so subleased;

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            3.    NSR and A&EC shall remain primarily liable to Lessor and
                  shall not in any respect be released from any obligation by such sublease; and

            4. The terms of any such sublease must not adversely affect the Lessor's status as a real estate investment trust under Sections 856 to 859 of the Internal Revenue Code of 1986, as amended (or the corresponding provision of any future United States Internal Revenue law), and related Treasury Regulations and Rulings or similar provisions regarding real estate investment trusts under state law (all of such provisions being hereinafter referred to as the "REIT Provisions").

      After January 1, 2003, the rights of NSR and/or A&EC to effect a discontinuance of service over any segments of the Raleigh-Morehead City portion of the leased lines of railroad (between Mile Post 80.9 at Boylan and Mile Post EC 94.25 at Morehead City) are subject to good-faith negotiations among the parties hereto in the event material development of rail-served industry fails to occur on the line segment or segments over which service is proposed to be discontinued. It is understood and agreed that any proposal for discontinuance of service and/or any discontinuance of service by NSR or A&EC which will result in a break in the continuity of the leased lines of railroad or in the reversion to Lessor of any railroad common carrier obligation may be unilaterally rejected by Lessor. Such segment proposed to be discontinued must begin at the easterly terminus of the leased lines of railroad, and the westerly terminus thereof must be at New Bern, Goldsboro, Selma, Raleigh, or such other interchange point that connects with another railroad. However, Lessor agrees to cooperate (at no cost to Lessor) with NSR and/or A&EC by also seeking a discontinuance of Lessor's common carrier obligations to provide railroad service over any line segment over which NSR and/or A&EC wish to discontinue common carrier railroad service, unless Lessor wishes to provide or contract for the provision of common carrier railroad services over that line segment. For the purposes of applying this provision, the phrase "material development" shall mean the location of rail-served industries along said Raleigh-Morehead City line affording NSR and A&EC a total of not less than a net increase of 5,000 originating or terminating rail carloads per year above the total number of originating or terminating carloads on such line for calendar year 1993 on said line. In the event of any discontinuance of service, it is understood and agreed that there shall not be any abatement of rent and that upon request of Lessor, any such segment shall be released, delivered, conveyed and/or returned by Lessee to Lessor free from the terms of this Extension, the 1895 Lease, as herein supplemented, and the 1939 Lease, as herein supplemented, and of any other interests therein of NSR, A&EC or any of their affiliates.

            EIGHTH: LESSEE NON-OPERATING PROPERTIES.   NSR shall have the
      right to acquire, own and dispose of any non-operating properties, or any rights or interests therein, which are located adjacent to or nearby any of the properties included in the 1895 Lease, as herein supplemented, free and clear of any claims or rights of Lessor, or of any parties claiming under Lessor, under the 1895 Lease, as herein supplemented. Likewise, A&EC shall have the right to acquire, own and dispose of any non-operating properties, or any rights or interests therein, located adjacent to or nearby any of the properties included in the 1939 Lease, as herein supplemented, free and clear of any claims or rights of the Lessor, or of any parties claiming under Lessor, under the 1939 Lease, as herein supplemented.

            NINTH: CHARLOTTE SEGMENT. That portion of the "R" Line in Charlotte, North Carolina which lies between the point of connection between said "R" Line and CSX Transportation, Inc. near 12th Street and the easterly line of Second Street (included as part of the leasehold of the 1895 Lease, as herein supplemented) will be leased to NSR only until such time as Lessor notifies NSR in writing that this leased line segment is to be returned to Lessor; whereupon, NSR and Lessor will seek discontinuance of any common carrier obligations imposed by federal and state laws regulating the operation of a railroad (including, without limitation, any Lessor residual common carrier obligation), and NSR will thereupon execute and deliver to Lessor a release of its leasehold interest in said leased line segment.

            TENTH: OPERATING AND TRACKAGE RIGHTS AGREEMENTS. To the best knowledge of NSR and A&EC after a diligent examination of their joint facility records, all operating and trackage rights agreements with other railroads affecting any of the leasehold properties included in either of the leases hereby extended are listed in NSR's Schedule of Operating and Trackage Rights, dated January 1, 1995, a copy of which has been furnished to Lessor and is hereby made a part hereof by reference. Upon request by Lessor, such agreements shall be made available to Lessor at NSR's Archives in Atlanta, Georgia for review and copying. Also, any leasehold or other interests in the leased lines granted by NSR or A&EC based upon the leaseholds hereby extended are subordinate to the rights of Lessor under the 1895 Lease as herein supplemented, and the 1939 Lease, as herein supplemented, except to the extent agreed to in writing by Lessor. NSR and A&EC shall promptly notify Lessor of any future operating and trackage rights agreements with other railroads which have or are expected to have a duration of one (1) year or more affecting any of the leasehold properties and upon request of Lessor such agreement(s) shall be made available to Lessor at NSR's Archives in Atlanta, Georgia for review and copying. Upon termination of this Extension and any renewal, NSR and A&EC will deliver to NCRR a copy of all of their revenue division arrangements with other railroad common carriers pertaining to traffic originating or terminating on the leased lines.

            ELEVENTH: REIT COOPERATION. NSR and A&EC will cooperate fully with Lessor in any application or effort of Lessor (1) to secure from any lender or lenders a financing secured by the leases herein extended,
      (2) to qualify Lessor as a real estate investment trust, or (3) to qualify the leaseholds hereby extended as qualified real estate assets or the income therefrom as qualifying rents for a real estate investment trust as defined under the REIT provisions, provided, however, neither NSR nor A&EC will be required to (1) subordinate any of its leasehold rights to the rights of any such lender or lenders or to any such real estate investment trust, or (2) agree to any modification of any of the provisions of this Extension which in the reasonable opinion of the Lessee affects a significant right or obligation of Lessee. NSR and/or A&EC will upon request of Lessor execute an estoppel certificate certifying, if true, that the Extension is in full force, that no default by Lessor exists and the date through which rent has been paid.

            TWELFTH: MAINTENANCE STANDARDS. NSR and A&EC each agrees to maintain, repair and renew the railroad lines and railroad facilities within their respective leaseholds under the 1895 Lease, as herein supplemented, and under the 1939 Lease, as herein supplemented, in accordance with the following standards:

            1. Any lines over which regularly scheduled Amtrak passenger trains are operating shall be maintained, repaired and renewed so that said lines conform with any applicable federal requirements and any governing contractual provisions.

            2. The balance of the lines within the scope of that leasehold shall be maintained, repaired and renewed consistent with Lessee's maintenance standards for similar lines, but not less than current standards for: (a) Class 4 track standards of the Federal Railroad Administration (hereinafter "FRA") for the tracks between Mile Post 375.31 at Charlotte, North Carolina (at the beginning of the freight main tracks approximately ten (10) feet easterly of East 30th Street) and Mile Post H-80.9 at Boylan Avenue in Raleigh, North Carolina; (b) Class 3 track standards of the FRA for tracks between Mile Post H-80.9 at Boylan Avenue in Raleigh, North Carolina and Mile Post H-130.0 at Goldsboro, North Carolina; and (c) Class 2 track standards of the FRA for tracks between Mile Post EC-0.86 (Mile Post EC-0.86 = Mile Post H-130.0) at Goldsboro, North Carolina and Mile Post EC- 94.25 at Morehead City, North Carolina.

            All other railroad facilities within their respective leaseholds shall be maintained in a manner at least consistent with the current maintenance standards for comparable facilities of NSR throughout its system of railroad properties.

            THIRTEENTH: RIGHT TO USE AND LICENSE OTHERS. NSR and A&EC may each use the properties included in their respective leaseholds herein extended for any lawful purpose, and subject to the provisions of Article SEVENTH, each of them may also lease or license the same for any lawful purpose for a term not to extend beyond the period the property to be leased or licensed remains leased under this Extension and any renewal thereof. NSR or A&EC, as the case may be, may retain all income derived from any such leases or licenses, subject to the following exceptions:

                  From annual or prepaid (lump sum) rentals paid to NSR or A&EC (or any affiliate) under those longitudinal fiber optic leases or licenses for a distance of five hundred (500) feet or longer or which provide for an annual rental of FIVE THOUSAND DOLLARS ($5,000) or more (or its equivalent one time consideration), the holder of the affected leasehold (NSR or A&EC) will be entitled to twenty-five percent (25%) of such rentals received by the lessee, and the Lessor will be entitled to seventy-five percent (75%) of such rentals received by the lessee. All rentals paid to NSR or A&EC for all other longitudinal leases or licenses having an annual rental of FIVE THOUSAND DOLLARS ($5,000) or more (or its equivalent one time consideration) will also be shared in the same proportions set forth in this subparagraph.
                  Prepaid (lump sum) rentals in any such longitudinal leases or licenses providing for a rental of FIVE THOUSAND DOLLARS ($5,000) or more per annum (or its equivalent one time consideration) covering any of the last three years prior to January 1, 1995 shall also be apportioned on the same basis, pro rata, and paid as additional rent on or before the due date of the initial Base Rental payment as set forth in Article SECOND. However, in applying the terms and provisions of the foregoing exceptions during any renewal of the Extension, the FIVE THOUSAND DOLLARS ($5,000) amounts will, in each instance, be increased at the beginning of such renewal period by the same percentage Base Rental for the first year of such renewal period exceeds the amount of Base Rental for 1995.

            The terms of any such sublease must not adversely affect the Lessor's status as a real estate investment trust under Sections 856 to 859 of the Internal Revenue Code of 1986, as amended (or the corresponding provision of any future United States Internal Revenue law), and related Treasury Regulations and Rulings or similar provisions regarding real estate investment trusts under state law.

            NSR and A&EC will provide Lessor with a copy of all agreements which become effective at any time from and after January 1, 1995, which affect any of the Leased Properties and provide for: (i) State or local government highway construction; (ii) leases and licenses having a rental in excess of $5,000 per annum, except that said $5,000 amount will be increased at the beginning of the 20 year renewal period hereunder by the same percentage Base Rental for the first year of the renewal period exceeds the amount of Base Rental for the first year of the renewal period exceeds the amount of Base Rental applicable for 1995; (iii) industry siding construction agreements for railroad construction costing in excess of $100,000; and (iv) leases and licenses providing for rentals or charges which the lessee is to share with Lessor as provided hereinabove in this Article THIRTEENTH (regardless of effective date).

            NSR and A&EC shall submit to Lessor by February 28, 1996 and by February 28 of each year thereafter during the term and continuance of the leases hereby extended, including any renewal thereof, a written statement showing the amount and computation of all receipts from those longitudinal leases or licenses generating rentals in which the Lessor is to participate as provided in this Article THIRTEENTH. Such written statement shall be transmitted by letter certifying that such statement is correct and includes all such receipts in which the Lessor is to share as aforesaid. Accompanying such statement will be payment to Lessor, as additional rent, of its entire share of all such receipts reported in that statement.

            Anything in this Extension to the contrary notwithstanding, it is agreed that Lessor shall in no event be deemed to be a partner or engaged in a joint venture with, or an associate of NSR or A&EC, or of any party associated with NSR or A&EC in the conduct of its business or otherwise; nor shall Lessor be liable for any debts incurred by NSR or A&EC in the conduct of its business. The relationship of Lessor to NSR and of Lessor to A&EC, as established and ratified by this Extension, is that of lessor and lessee only.

            FOURTEENTH: AIR RIGHTS. Those air rights which were not released from the 1895 Lease by Lease Agreement of December 31, 1968, between Lessor and Southern, or which are not needed for railroad operations or railroad structures and subsurface mineral rights are expressly reserved to the Lessor, subject to the requirements of the holders of these leaseholds for horizontal and vertical clearances needed for railroad operations, for support for railroad facilities, and for avoidance of any interference with railroad operations.

            Lessor agrees that any use, lease, license, disposition or development of such air rights or mineral interests will be in conformity with and shall not interfere with the railroad operations conducted upon the premises included within the leaseholds hereby extended. Also, Lessor will not enter into any use, lease, license, disposition or development of any such air rights or mineral interests without first obtaining the written consent of the holder of the affected leasehold (NSR or A&EC) which said consent shall not be unreasonably withheld.

            FIFTEENTH: MODIFICATIONS TO EXISTING LEASES. I. Effective January 1, 1995, the following modifications are hereby made in the aforesaid lease agreement of August 16, 1895:

            (a) Lines six through seventeen and "1995" on line eighteen on page 4 are superseded by Article SECOND of this Extension.

            (b) All provisions pertaining to the obligations to pay taxes of any nature or type whatsoever are superseded by the terms and provisions of Article TWENTY-FIRST hereof.

            (c) As to the provisions of the last two lines on page 4, all lines except the last three lines on page 5, and the words "shall become due and payable:" on the thirty-second line on page 5, the requirement that the party of the second part keep moneys, bonds or securities on deposit are deleted. Further, notices given by the Lessor to Lessee shall be given according to the provisions of Article TWENTY-FIFTH of this Extension.

            (d) The word "Semi-annual" on the last two lines of page 5 are hereby deleted.

            (e) The last seven lines on page 5-1/2 and the words "And for" in the twenty-seventh line on page 5-1/2 are hereby deleted.

            (f) The words "engines, cars" are hereby deleted from: (i) the tenth line on page 2-3, (ii) the first and second lines on page 4, and (iii) the seventh, fourteenth and fifteenth lines on page 5-1/2.

            (g) After the word "lease" on the thirteenth line of page 5-1/2 insert the words "as extended."

            (h) The words "; such notice to be given to the station agent of the party of the second part at either of the following named places, to wit: Raleigh, Greensboro or Charlotte or Burlington, all in the State of North

                  Carolina" are hereby deleted from the eighth, ninth, tenth and eleventh lines of page 6. Such notice said to be given pursuant to Article TWENTY-FIFTH of this Extension.

            (i) All the words set forth in the twelfth through eighteenth lines on page 6, all the words in the first and second lines on page 7, and the words "date last above named" in the third line on page 7 are hereby deleted.

            (j) The word "semi-annually" on line twenty-six of page 7 is hereby deleted.

            (k) The words "or if they" on line thirty-one, all of lines thirty-two and thirty-three and the words "North Carolina Railroad Company to do" on line thirty-four of page 7 are hereby deleted.

            (l) Lines one through eleven and the words "to be chosen as aforesaid; and " on line twelve of the first full paragraph on page 9 are hereby deleted and the following language is hereby substituted therefor:

                  It is agreed by and between said parties that they will
            jointly conduct an annual inspection of the properties leased hereunder beginning in June of each year. An inventory of the Leased Properties (as used in this paragraph are the properties defined as Leased Properties in the Lease Extension Agreement, dated as of January 1, 1995, excepting those properties released and/or returned to the Lessor pursuant to the terms of Article FIFTH thereof and less those properties and interests in properties which are exempted from the obligation to release and/or convey properties and interests in properties to the Lessor under the terms of Article TWENTY-SIXTH thereof) shall be made and taken twenty-four (24) months prior to the termination of this lease and any renewal thereof. Also, by April 30 of each year, NSR and AEC will furnish to Lessor the following records or documents; (i) a set of valuation or similar maps showing the properties currently leased hereunder and operating properties acquired by the lessee, including intersection points with other lines; (ii) a list of buildings and facilities used for rail operations on the Leased Properties; (iii) a current list of railroad bridges on the Leased Properties; (iv) rail program maintenance improvements made on the Leased Properties since the last report including, without limitation, the number of new ties installed, miles surfaced, and length of new or used rail installed, by line segment (Charlotte-Greensboro, Greensboro-Raleigh, Raleigh-Morehead City); (v) condensed track profiles;
            (vi) railroad traffic data or records as furnished to the Interstate Commerce Commission or its successor (annual one percent carload waybill sample), or its equivalent; (vii) scheduled program maintenance for the then current calendar year; (viii) operating and trackage rights agreements as they relate to the Leased Properties with other railroads entered into since the last report;
            (ix) copies of the latest available annual reports filed with the North Carolina Utilities Commission and the Interstate Commerce Commission ("ICC") or its successor
            (currently designated as Form R-1 for the ICC); and (x) account balances for ICC (if required to be filed with the ICC or its successor) reporting purposes relating to the Leased Properties. At times other than in connection with an annual inspection as set forth above, Lessor shall have the right to enter upon the Leased Properties to make reasonable inspections provided (i) Lessor gives the lessee ten (10) days prior written notice of such entry, (ii) no entry shall occur in an area closer than fifteen (15) feet from any railroad track unless Lessor is accompanied by the lessee's representative, and (iii) Lessor complies with all safeguards and instructions of the lessee's representative in order to avoid harm to Lessor's personnel and hazard to the lessee's rail operations.

            II. Effective January 1, 1995, the following modifications are hereby made in the aforesaid Lease and Indenture of August 30, 1939:

            (a) The words ", engines, cars and railroad equipment" are hereby deleted from the last line on page 2.

            (b) The provisions of Paragraph 5 that relate to the amount of minimum annual rental, additional rent, and interest on past due rent, are superseded by the terms of this Extension.

            (c) All provisions pertaining to the obligations to pay taxes of any nature or type whatsoever are superseded by the terms and provisions of Article TWENTY-FIRST hereof.

            (d) Articles 7 and 9 and the second paragraph of article 8 are hereby deleted.

            (e) The words "engines, cars" are hereby deleted from the third line of article 10.

            (f)   The first sentence of article 11 is hereby deleted.

            (g) Article 14 is amended by adding the inspection, inventory and records submission provisions of I(L) of Article FIFTEENTH hereof.

            (h) The words "its rolling stock" are hereby deleted from the second line of article 15.

            (i)   Article 18 on pages 11 and 12 is hereby deleted.

            (j) The words "or any part of the said properties" in the third and fourth lines of article 19 are hereby deleted.

            (k)   Article 21 on page 13 is hereby deleted.

            III. Effective January 1, 1995, the following modifications are hereby made in certain supplements constituting a part of the 1939
      Lease:

            (a) Lines one through thirty-two and the word "lease" in line thirty-three and lines thirty-nine through forty-three of article I of the supplement dated July 1, 1943 are deleted.

            (b) Articles 2, 3, 5, and 6 of the supplement dated July 1, 1943 are deleted.

            (c) The words "engines, cars" are hereby deleted from the eighth and ninth lines of article 8 of the supplement dated July 1, 1943.

            (d) The provisions of the supplement dated January 1, 1951 relating to rent are superseded and replaced by Article SECOND of this Extension.

            (e) The words "engines, cars," are hereby deleted from the eleventh line of article (1) of the supplement dated August 19, 1954.

            (f) Article (2) of the supplement dated August 19, 1954 is hereby deleted.

            SIXTEENTH: CONFLICTING TERMS. If any of the express terms, conditions and provisions of this Extension conflict with any of the terms, conditions and provisions of either the 1895 Lease or the 1939 Lease, the express terms, conditions and provisions of this Extension will be controlling.

            SEVENTEENTH: DUTY TO DEVELOP RAIL BUSINESS. NSR and A&EC covenant to use their best efforts to develop and locate rail-served industries along the railroad lines included in the leaseholds hereby extended.

            EIGHTEENTH: ENVIRONMENTAL PROVISIONS. In addition to whatever rights Lessor has under the 1895 Lease or the 1939 Lease, the Lessees hereby agree to indemnify, defend, and hold harmless Lessor, and its respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, liabilities, damages and actions of every kind, and all reasonable costs and expenses associated therewith (including attorneys' and consultants' fees if Lessor is a named or charged party) arising from: (i) any violation of applicable federal, state or local environmental laws, regulations, administrative orders or judicial decrees, as they apply to any part of the Leased Properties, that occurred or occurs during the term of its lease thereof or during the use thereof by either of the Lessees or any of their tenants; (ii) any noise, vibration or the deposit, spill, discharge, or other release of a Contaminating Substance (defined as oil, petroleum or any substance declared to be hazardous or toxic or treated as a pollutant or contaminant under any law or regulation now or hereafter enacted or promulgated by any governmental authority) that occurred or occurs on any part of the Leased Properties at any time during the term of its lease thereof or during the use thereof by either of the Lessees or any of its tenants; (iii) any failure of either of the Lessees to provide information, make all appropriate submissions, and fulfill all legal obligations of the owner and/or operator of the Leased Properties during the term of its lease thereof or during the use thereof by either of the Lessees or any of its tenants (including but not limited to remediation of a deposit, spill, discharge or other release of a Contaminating Substance); or (iv) any damages (including, but not limited to, diminution in value) to any of the properties adjoining or nearby any of the Leased Properties or any injury to any individuals while they are upon any of those adjoining or nearby properties because of any deposit, spill, discharge or other release of a Contaminating Substance on any part of the Leased Properties at any time during the term of its lease thereof or during the use thereof by either of the Lessees or by any of its tenants. In addition to the language of this Article
      EIGHTEENTH, Lessor shall retain all rights and causes of action it has under the 1895 Lease and the 1939 Lease, and Lessor shall retain all statutory and common law rights and causes of action against Lessees, including but not limited to any right to recover losses and diminution in property value.

            Lessees shall be primarily responsible for responding to notices, claims, lawsuits, orders pertaining to environmental issues, and complying with and performing all environmental obligations of the owner or operator of the Leased Properties during the term of its lease thereof or during the use of the Leased Properties by either of the Lessees or by any of its tenants. Lessor shall be responsible for notifying Lessees of all notices, claims, lawsuits, orders and environmental obligations of which Lessor is notified by any third party pertaining to the Leased Properties. Lessees shall not dispose of any wastes of any kind, whether hazardous or not, on the Leased Properties. For purposes of the preceding sentence only, the agreement of the Lessees not to dispose of any wastes on the Leased Properties shall not apply to the temporary storage of wastes in accordance with all applicable environmental laws and regulations. Lessees shall conduct and bear the expense of any environmental investigation or remedial action which may be required under applicable environmental laws, rules, regulations, ordinances or judgments. Should Lessees inadequately perform any action required under the applicable environmental laws, rules, regulations, ordinances or judgments, Lessor or its representative will have the right to enter the Leased Properties and to take whatever corrective action Lessor deems necessary to eliminate the violation, at the sole expense of Lessees.

            To the extent permitted by applicable laws and regulations, the following will be provided to Lessor within 30 days of the receipt or submission thereof by either of the Lessees:

            (i) Any administrative or judicial investigation, complaint or demand filed, served on or delivered to either of the Lessees by any governmental agency because of or arising from the deposit, spill, discharge or other release of a Contaminating Substance occurring on any part of the Leased Properties at any time during the term of its lease thereof or during the use of the Leased Properties by either of the Lessees or by any of its tenants;

            (ii) Notice of the filing of any claims or action against the Lessor or either of the Lessees for injunctive relief or recovery of losses sustained because of or arising from the deposit, spill, discharge or other release of a Contaminating Substance occurring on any part of the Leased Properties at any time during the term of its lease thereof or during the use of the Leased Properties by either of the Lessees or by any of its tenants;

         (iii) A copy of any analytical results, correspondence or report pertaining to underground storage tanks, above-ground storage tanks, wetlands or any environmental investigation of any part of the Leased Properties, which is submitted to either of the Lessees by any third party (excluding Lessee's contractors and consultants, but including governmental agencies) or submitted by either of the Lessees to any governmental agency at any time during the term of its lease thereof or during the use of the Leased Properties by either of the Lessees or by any of its tenants;

            (iv) A copy of the results of environmental tests performed by or on behalf of a governmental agency because of or related to any deposit, spill, discharge or other release of a Contaminating Substance occurring on any part of the Leased Properties at any time during the term of its lease thereof or during the use of the Leased Properties by either of the Lessees or by any of its tenants; and

            (v) A copy of all environmental reports, notices and correspondence required to be submitted by either of its Lessees to any governmental agency after the effective date of this Extension pursuant to any applicable federal, state, or local law, ordinance or regulation pertaining to any part of the Leased Properties at any time during the term of its lease thereof or during the use of the Leased Properties by Lessees or their tenants.

            If there is a noise, vibration, or a deposit, spill, discharge or other release of a Contaminating Substance occurring on any part of the Leased Properties which the Lessor has a reasonable good faith belief may constitute a risk of liability, expense or criminal exposure to Lessor, Lessor shall be given full access to and opportunity to copy any relevant environmental reports, studies or data pertaining to such noise, vibration, deposit, spill, discharge or other release in the possession of Lessees (excepting privileged communications with counsel for NSR or A&EC), upon 30 days prior written notice to Lessees. In addition, in any sublease of the Leased Properties by either of the Lessees, the sublease should contain language requiring that the sublessee provide Lessor with a copy of all such documents and written notifications provided to either of the Lessees. In the event that any such sublease does not contain the language described in the preceding sentence, the Lessees shall provide Lessor with a copy of all such documents and written notifications provided to either of the Lessees by such sublessee or its agents.

            During the term of this Extension, any renewal and any holdover period, whichever is later, and for a period of seven (7) years thereafter, Lessees agree to waive and agree not to assert as a defense to their indemnification commitments in this Article EIGHTEENTH any statute of limitations, statute of repose, laches, or other time related defense. The provisions of this Article EIGHTEENTH, including but not limited to the indemnification provisions, shall survive the termination of this Extension and any renewal.

            Lessor shall have the right to enter upon the Leased Properties to make reasonable inspections for any purpose, including but not limited to environmental inspections, provided that (i) Lessor gives the Lessee ten (10) tens day prior written notice of such entry, (ii) no entry shall occur in an area closer than fifteen (15) feet from any railroad track unless Lessor is

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


      accompanied by the Lessees' representative, and (iii) Lessor complies with all reasonable safeguards and safety instructions of the Lessees' representative in order to avoid harm to Lessors' personnel and hazard to the Lessees' rail operations. However, the provisos of the preceding sentence shall not be applicable to the extent it is not practical to comply with such provisos and access onto the property is required to respond to or comply with a notice, order or other legal requirements or there is an emergency situation or imminent hazard so long as Lessor provides reasonable prior notice of its activities under the circumstances and Lessor works cooperatively with Lessees. During Lessor's inspections of the property, its representatives shall have the right to conduct sampling and testing, including but not limited to soil borings and groundwater testing, provided all such testing is conducted in accordance with NSR's standard procedures for such testing (the specifications for such procedures will be reasonable and will be furnished from time to time by NSR to Lessor) and provided Lessor will not unreasonably interfere with Lessee's use of the Leased Properties. Nothing in this paragraph shall preclude Lessor or its representatives from performing visual inspections of the Leased Properties at any time from portions of the Leased Properties that are accessible to the general public.

            NINETEENTH: ENVIRONMENTAL INFORMATION FOR NON-OPERATING PROPERTIES. With respect to the non-operating properties to be returned to Lessor free of lease under Article FIFTH hereof, NSR and A&EC will each identify any contamination of which it has knowledge and provide to Lessor all information and reports pertaining thereto, and Lessor will have the right to inspect such non-operating properties before their return to Lessor. Such right of inspection shall include the right to perform an environmental site assessment.

            TWENTIETH: OPERATING AND OTHER COSTS. NSR and A&EC will be responsible for expenditures relating to the operation of the Leased Properties, including without limitation, maintenance, liability, any hazard insurance (to the extent the Lessees are not self insured) and taxes (other than Excluded Taxes as defined in Article TWENTY-FIRST hereof) imposed on Lessor as a result of NSR and A&EC's use, lease, possession or operation of the Leased Properties, and except as specifically amended by this Extension all provisions of the 1895 Lease and 1939 Lease relating to such obligations will continue in full force and effect.

            TWENTY-FIRST: TAX PROVISIONS. (a) During the period of the lease extensions provided for herein and any renewal thereof, NSR and A&EC shall pay when due, as additional rent, all taxes, assessments, fees, and penalties other than Excluded Taxes (as hereinafter defined), however denominated, together with any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof, imposed by any federal, state, local or other taxing authority on Lessor, based upon the Leased Properties or arising out of the use, lease, possession or operation of the Leased Properties during that period, under the leases being extended herein, which taxes shall, by way of illustration, include ad valorem taxes, real and personal property taxes, assessments, fees, and penalties and other obligations of the same or of a similar nature imposed on the ownership, possession or use of the Leased Properties. For purposes of this paragraph (a), Excluded Taxes shall mean: (i) all taxes based, in whole or in part, on net income or gross income (including, without limitation, any minimum tax) of the Lessor or which are in substitution for, or relieve Lessor from, any tax based upon or measured by Lessor's net income or gross income, together with any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof; (ii) business and occupation taxes, and gross receipts taxes of the Lessor and taxes based upon Lessor's capital stock imposed by the United States or any state or political subdivision; (iii) interest, fines and penalties to the extent due to the acts or omissions of Lessor;
      and (iv) ad valorem taxes and any other taxes assessed upon the air rights or mineral rights hereinbefore reserved unto Lessor or resulting from the development, use, or occupation thereof or the location of structures under any such rights. Neither NSR nor A&EC shall be required to pay any tax it is obligated to pay under the provisions of this Article TWENTY-FIRST during the time it shall reasonably and in good faith and by appropriate legal or administrative proceedings contest the validity or amount thereof.

            (b) Lessor shall have the right and obligation, at its own expense, to prepare and file all tax returns required to be filed by Lessor under applicable laws and regulations. Prior to Lessor's filing of any tax returns for taxes required to be paid by either of the Lessees under paragraph (a) of this Article TWENTY-FIRST, Lessor shall provide such returns to the Lessees for their review and approval, which said approval will not be unreasonably withheld.

            (c) NSR, A&EC and their respective assignees and designees shall have the right to control at their expense any audit or examination by any taxing authority, or any judicial proceeding, relating to any taxes required to be paid by either of them under paragraph (a) of this Article TWENTY-FIRST.

            (d) During the period of the lease extensions provided for herein and any renewal thereof, NSR, A&EC and any of their respective designees, are entitled to claim federal, state and local tax benefits (including, without limitation, deductions and credits) arising out of the Lessee's expenditures in the use, lease, possession or operation of the Leased Properties by NSR, A&EC, or any of their respective assignees or designees, and the improvements thereto, that NSR, A&EC or any of their respective designees is entitled to claim under federal, state and local laws and regulations. These tax benefits include but are not limited to: (i) deductions for depreciation or amortization attributable to property (both tangible and intangible) owned by NSR, A&EC or any of their respective assignees or designees, including improvements made to any of the Leased Properties by any of them, as well as expenditures made by any of them that are required to be capitalized under sections 263 or 263A or some other section of the United States Internal Revenue Code (hereinafter "Code"); (ii) deductions for expenditures made by NSR, A&EC or any of their respective assignees or designees, deductible as ordinary and necessary business expenses under section 162 of the Code; (iii) deductions for the value of its share of any charitable contributions of any of the Leased Properties made by NSR, A&EC or any of their respective assignees or designees, deductible under section 170 of the Code; (iv) deductions for losses attributable to property (both tangible and intangible) owned by NSR, A&EC or any of their respective assignees or designees, deductible under section 165 of the Code; and (v) any federal, state or local tax credits applicable to the use, lease, possession or operation of the Leased Properties by NSR, A&EC or any of their respective assignees or designees, and improvements thereto. Lessor is entitled to deductions for taxes of Lessor paid by Lessee under paragraph (a) of this Article TWENTY-FIRST and treated as rent paid by the lessees under the leases herein extended and taxable income received by Lessor under section 1.162-11(a) of the Income
      Tax Regulations.

            TWENTY-SECOND: EMINENT DOMAIN. In the event of any sale under threat of eminent domain or any eminent domain taking of any of the properties subject to either of the leases extended hereunder, the proceeds received in connection with such sale or taking will be apportioned between the Lessor and the lessee of the property so sold or taken as follows: first, the lessee of that property will be entitled to that portion of such sales proceeds or such award which is equal to that amount which is needed to cover the costs of replacing, restoring and relocating its operating facilities so as to continue to the same extent the railroad operations conducted prior to such sale or taking, as nearly as feasible, and the Lessor will be entitled to receive and retain the balance of such proceeds. The lessee of the property so sold or taken and the Lessor will cooperate fully with each other in contesting or settling any such taking or threat of taking.

            TWENTY-THIRD: RESERVATION OF CLAIMS. Notwithstanding any of the terms, provisions and conditions of this Extension, except with respect to claims released under Article THIRD hereof or under the terms of the next following paragraph, none of the Lessor's claims under the 1895 Lease or the 1939 Lease which existed and could have been addressed at the expiration thereof had they not been extended by this Extension are waived or affected by virtue of the execution and delivery of this Extension. The aforesaid claims so reserved to Lessor are maintained and continued until the termination of this Extension and any renewal, whether by expiration or otherwise, and such claims shall be addressed at such termination as fully as the same would have been addressed in connection with the expiration of the 1895 Lease and the 1939 Lease had this Extension not been executed.

            As part of the consideration for the commitments of NSR and A&EC set forth in this Extension, Lessor hereby agrees not to assert the remedy of forfeiture due to any noncompliance by NSR or A&EC prior to January 1, 1995, with any one or more of its obligations under the 1895 Lease or the 1939 Lease.

            For purposes of clarification, the parties distinctly agree that, except as expressly superseded by this Extension, the respective lease terms of the 1895 Lease and the 1939 Lease do not expire at the end of 1994, and the same are extended by this Extension until the termination of this Extension and any renewal thereof, and that no claim or demand contemplated by the 1895 Lease and/or the 1939 Lease otherwise to be determined at the expiration or termination thereof may be made until, and therefore each of them is postponed to the termination of this Extension and any renewal. As changed and modified by this Extension, the terms, provisions and conditions of the 1895 Lease and the 1939 Lease shall continue in full force and effect.

            Lessor, NSR and A&EC agree that nothing in this section shall abridge, estop, compromise, release or waive the claims reserved to the Lessor under this Article TWENTY-THIRD, and that no defense of waiver, latches, acquiescence, release, estoppel, or the like arising on or after December 31, 1994 with respect to such claims existing on that date may be asserted by reason of Lessor's agreement not to assert or prosecute such claims at this time. It is the intention of the parties hereto that these property issues not impede the resolution of other issues in dispute, not impede the extension of the leases, and that neither party should be prejudiced by the deferral of such issues.

            Further, the Lessor, NSR and A&EC understand and agree that the Lessor's reserved claims under the terms of the 1895 Lease and/or the 1939 Lease will include not only such reserved claims existing as of the end of 1994, but that this Extension contemplates the accrual of further claims under the terms of the 1895 Lease and the 1939 Lease during the term of this Extension and any renewal thereof.

            The terms of the 1895 Lease and the 1939 Lease create claims or potential claims that NSR and/or A&EC would owe and be obligated to deliver to Lessor additional properties and/or rights (hereinafter "Claims for Additions"). The parties acknowledge that to the extent Claims for Additions exist, the circumstance that such additional properties and/or rights may have been acquired or now be held in the name of a company affiliated with NSR or A&EC will not, of itself, prejudice the Claims for Additions of Lessor. In consideration of the Lessor not requiring that any such additional properties and/or rights be acquired in the name of Lessor, NSR and A&EC agree that they shall not raise as a defense to Claims for Additions the fact that any such additional properties and/or rights have been acquired in the name of an affiliate of either of the Lessees, and such fact will not impair NSR and A&EC's contractual obligation to deliver such additional properties to Lessor.

            TWENTY-FOURTH:  REGULATORY APPROVAL AND EFFECTIVE DATE.
      This Extension and any renewal are subject to approval or exemption from approval by the Interstate Commerce Commission (hereinafter "ICC") or any successor agency of the undertakings of NSR and A&EC herein, as may be required or appropriate under 49 U.S.C. (section mark) 11301, et seq., and (section mark) 11343, et seq., or any successor federal legislation and such approval or exemption action becoming final.

            After (i) all requisite governmental and corporate approvals for this Extension have become effective or have been satisfied (ii) this Extension has been fully executed and delivered and (iii) any court orders enjoining the implementation of this Extension have expired or are no longer in effect, this Extension shall be effective as of January 1, 1995.

            TWENTY-FIFTH: NOTICES. Any notices given hereunder shall be effective if sent by registered or certified mail (United States Mails) and addressed as follows:

                  If to NSR or A&EC:
                  Vice President-Transportation
                  Norfolk Southern Corporation
                  Three Commercial Place
                  Norfolk, Virginia 23510

                  If to Lessor:
                  President
                  North Carolina Railroad Company
                  P.0. Box 2248
                  Raleigh, North Carolina  27602

      or to such other official and/or address as any of the parties hereto may specify in a written notice to the other parties hereto, sent as stated above.

            TWENTY-SIXTH: RETURN OF PROPERTY AT TERMINATION. Upon termination of the leaseholds extended hereunder, NSR, A&EC and their affiliates will release and/or convey to Lessor: (1) all properties and interests in properties originally leased to NSR and A&EC, less only such of those properties and interests in properties that have been released from the 1895 Lease or the 1939 Lease, and such of those properties and interests in properties which have been acquired by others by operation of law, eminent domain proceedings, transfers or conveyances in which the Lessor has participated, and otherwise through no fault of either of the Lessees, (2) all additions, betterments and improvements thereof other than properties included in the release of claims set forth in Article THIRD hereof, and (3) excepting properties released under Article THIRD hereof, any and all other properties, franchises, rights, privileges, or interests to which Lessor is entitled pursuant to the 1895 Lease, the 1939 Lease and this Extension.

            TWENTY-SEVENTH: GUARANTY OF PERFORMANCE. The parties are Lessor and Lessee under two leases (the 1895 Lease and the 1939 Lease) due to circumstances of history. Lessor is unwilling to extend either Lease unless both are extended. Therefore in consideration of, and as a condition to Lessor executing this Extension, the Lessees do hereby guarantee the performance and money payments by the other lessee and of any sublessee, immediate or remote, including all duties and obligations of such other lessee under its respective lease and this Extension.

            TWENTY-EIGHTH: BINDING EFFECT. This Lease Extension Agreement shall be binding upon the parties hereto, their heirs, successors, licensees, sublessees, assigns, or any other party claiming under said parties, both immediate and remote.

            TWENTY-NINTH:  MISCELLANEOUS.

                  (a) Except to the extent controlled by federal laws and regulations, this Extension shall in all respects be governed by the laws of the State of North Carolina.

                  (b) This Extension, together with its exhibits, contain all the agreements of the parties hereto and supersede any previous negotiations. There have been no representations made by or on behalf of the Lessor or either of the Lessees or understandings made between or among the parties hereto other than those set forth in this Extension. This Extension may not be modified except by a written instrument signed by the parties hereto.

                  (c) All obligations of the parties hereunder not fully performed as of the expiration or earlier termination of the term of this Extension and any renewal shall survive such expiration or earlier termination of the term hereof and any renewal.

                  (d) If any clause, phrase, provision or portion of this Extension or the application thereof to any party or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Extension or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any other clause, phrase, provision or portion hereof to other parties or circumstances.

                  (e) The Article headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Extension.

            IN WITNESS WHEREOF, the parties hereto have executed this Extension as of the day and year first above written.

                                          NORTH CAROLINA RAILROAD
                                          COMPANY

      Attest:

      By____________________________      By____________________________



                                           NORFOLK SOUTHERN RAILWAY
                                           COMPANY

      Attest:

      By____________________________      By____________________________



                                          ATLANTIC AND EAST CAROLINA
                                             RAILWAY COMPANY
      Attest:
      By_____________________________     By____________________________



      [ATTACH EXHIBITS]



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